UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 9, 2016
THE BRINK’S COMPANY
(Exact name of registrant as specified in its charter)

Virginia	001-09148	54-1317776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Bayberry Court
P. O. Box 18100
Richmond, VA 23226-8100
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (804) 289-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Douglas Pertz as President and Chief Executive Officer
On June 9, 2016, the Board of Directors (the “Board”) of The Brink’s Company (the “Company”) approved the appointment of Douglas A. Pertz, age 61, as the Company’s president and chief executive officer and as a member of the Board of Directors, effective immediately.
Mr. Pertz most recently served as president and CEO of Recall Holdings Limited, a global provider of digital and physical information management and security services, from 2013 until 2016. Prior to joining Recall, Pertz served as a partner with Bolder Capital, LLC (a private equity firm) from 2011 to 2013 and as CEO for a number of U.S.-based and global businesses including: IMC Global (the predecessor company to The Mosaic Company), Culligan Water Technologies and Clipper Windpower. He also held senior management roles as group executive and corporate vice president at Danaher Corporation and as a partner at One Equity Partners. Pertz began his career in 1976 at Caterpillar, Inc. He earned his B.S. degree in Mechanical Engineering from Purdue University,
George I. Stoeckert, who served as interim President and Chief Executive Officer until Mr. Pertz’s appointment as President and Chief Executive Officer, will continue to serve as a member of the Board. Mr. Stoeckert will remain on site at the Company’s Richmond headquarters until mid-July as Mr. Pertz transitions into his role as full-time CEO.
In recognition of Mr. Stoeckert’s prior service to the Company as interim President and Chief Executive Officer, the Company granted him a cash award of $110,000 on June 9, 2016.
Offer Letter with Mr. Pertz
In connection with Mr. Pertz’s appointment as President and Chief Executive Officer, the Company and Mr. Pertz entered into an offer letter, dated June 9, 2016, which provides for the following compensation and benefits:

Annual Base Salary	$925,000, subject to annual review after 2016 by the Compensation and Benefits Committee of the Board (the “Compensation Committee”) for discretionary increase.
Annual Bonus
Participation for 2016 in the Company’s Key Employees Incentive Plan (the “KEIP”) with a target of 125% of 2016 earned base salary, with the actual payout ranging from 75% to 200% of target, subject to a maximum of 200% of 2016 earned base salary.
For 2017 and later, as determined by the Compensation Committee pursuant to the KEIP, participation in the KEIP with an expected maximum of 200% of the target, subject to shareholder approval of an amendment to the KEIP.

Long-Term Incentive Awards
On June 9, 2016, Mr. Pertz was granted equity awards consistent with those granted to other senior executives of the Company in respect of 2016, with an annualized target long-term incentive opportunity of $3.75 million, prorated based on Mr. Pertz’s hire date. These awards consist of the following:
• Time-vesting restricted stock units with a grant date value of $527,664;
• Internal metric performance share units with a grant date value of $791,496, which vest based on operating profit goals approved by the Compensation and Benefits Committee in February 2016; and
• Relative total shareholder return performance share units with a grant date value of $791,496, which vest based on total shareholder return goals approved by the Compensation and Benefits Committee in February 2016.
Following 2016, and for each fiscal year thereafter, Mr. Pertz will be eligible for long-term incentive award opportunities to be determined by the Compensation Committee.

Inducement Equity Awards
On June 9, 2016, following Mr. Pertz’s purchase of $2.5 million of Company common stock (the “Purchased Shares”) from the Company at a price of $29.87 per share (the closing price of shares of Company common stock on the New York Stock Exchange on such date) pursuant to a subscription agreement between Mr. Pertz and the Company, Mr. Pertz was granted the following incentive equity awards:
• An award of stock options to purchase 400,000 shares of Company common stock, which will be eligible to vest on June 9, 2019, with 1/3 vesting on that date if the stock price has attained a 15-trading day average closing price of each of $37.34, $44.81 and $47.79 between the grant date and the vesting date, subject to continued employment through the vesting date (or an earlier qualifying termination of employment) and Mr. Pertz holding the Purchased Shares through the vesting date.
• An award of restricted stock units with respect to 91,770 shares of Company common stock, which will be eligible to vest on June 9, 2019, subject to the Company realizing positive non-GAAP income from continuing operations for the period commencing on July 1, 2016 and ending on June 30, 2017, continued service through the vesting date (or an earlier qualifying termination of employment) and Mr. Pertz holding the Purchased Shares through the vesting date.

Employee Benefits
Mr. Pertz will be eligible for the following employee benefits:
• Employee benefits and fringe benefits on the same basis as other senior executives of the Company;
• Relocation assistance pursuant to the Company’s relocation policy, as well as a temporary housing reimbursement of up to $5,000 per month for the period from July 11, 2016 until January 11, 2017; and
• Reimbursement of up to $25,000 in legal and professional fees incurred in connection with the negotiation of the offer letter.

Termination and Change in Control Benefits
Mr. Pertz is eligible to participate in the Company’s Severance Pay Plan as a Tier 1 Participant, and the Company has agreed that the definitions of “cause” and “good reason” that apply to the agreement will be incorporated by reference from Exhibit A of the offer letter. Any adverse change to the plan will not apply to Mr. Pertz until the later of the first anniversary of the change and June 9, 2019.
Mr. Pertz and the Company entered into a change in control agreement, as described further below.
If Mr. Pertz is either terminated without cause or resigns for good reason prior to December 9, 2016, the Company has agreed to repurchase the Purchased Shares at Mr. Pertz’s request (which must be made within five business days of such termination or resignation). Any such repurchase would be consummated on the later of the trading day following such termination or resignation and the trading day following such request, at the closing price of shares of Company common stock on the New York Stock Exchange on the repurchase date.

The foregoing summary of Mr. Pertz’s offer letter is qualified in its entirety by reference to the full text thereof, which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.
Change in Control Agreement with Mr. Pertz
As contemplated by the offer letter with Mr. Pertz, in connection with Mr. Pertz’s appointment as President and Chief Executive Officer, the Company and Mr. Pertz entered into a change in control agreement, dated June 9, 2016. The terms of Mr. Pertz’s change in control agreement are substantially the same as the change in control agreements with the Company’s other executive officers, except that the agreement will terminate (unless extended) on June 9, 2019 and the definitions of “cause” and “good reason” that apply to the agreement will be incorporated by reference from Exhibit A to the offer letter. The terms of the change in control agreements with the Company’s other executive officers are described in the Form 8-K the Company filed with the Securities and Exchange Commission on November 16, 2015.
The foregoing summary of Mr. Pertz’s change in control agreement is qualified in its entirety by reference to the full text thereof, which is filed with this Current Report on Form 8-K as Exhibit 10.2 and is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective June 9, 2016, in connection with the appointment of Mr. Pertz as President and CEO and as a member of the Board of Directors, the Board amended Article V of the Bylaws of the Company to increase the number of persons serving on the Board to nine. The description of the amendment to the Company’s Bylaws is qualified in its entirety by reference to the full text of the Bylaws, as amended and restated attached as Exhibit 3(ii) and incorporated herein by reference.

Item 8.01.	Other Events
On June 10, 2016, the Company issued a press release related to Mr. Pertz’s appointment. A copy of the press release is attached as Exhibit 99.1 and incorporated by reference into this Form 8-K.

Item 9.01.		Financial Statements and Exhibits

(d)	Exhibits

	3(ii)	Bylaws of The Brink’s Company, as amended and restated, effective June 9, 2016
	99.1	Press Release, dated June 10, 2016, issued by The Brink’s Company
	99.2	Subscription Agreement, dated June 9, 2016, between The Brink’s Company and Douglas A. Pertz
	10.1	Offer Letter, dated June 9, 2016, between The Brink’s Company and Douglas A. Pertz
	10.2	Change in Control Agreement, dated June 9, 2016, between The Brink’s Company and Douglas A. Pertz

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE BRINK’S COMPANY
(Registrant)

Date: June 10, 2016	By:	/s/McAlister C. Marshall, II
McAlister C. Marshall, II Vice President

EXHIBIT INDEX

EXHIBIT	DESCRIPTION

3(ii)	Bylaws of The Brink’s Company, as amended and restated, effective June 9, 2016
99.1	Press Release, dated June 10, 2016, issued by The Brink’s Company
99.2	Subscription Agreement, dated June 9, 2016, between The Brink’s Company and Douglas A. Pertz
10.1	Offer Letter, dated June 9, 2016, between The Brink’s Company and Douglas A. Pertz
10.2	Change in Control Agreement, dated June 9, 2016, between The Brink’s Company and Douglas A. Pertz